Exhibit 1.01

Conflict Minerals Report of Micropac Industries, Inc.

 For the reporting period from January 1, 2020 to December 31, 2020

Introduction

This Conflict Minerals Report of Micropac Industries Inc. (“Micropac Industries” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2020 to December 31, 2020.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Micropac Industries, Inc. provides power management and controls, sensors and displays, and optocoupler products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets. The Company manufactures products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company’s Products Covered by this CMR

The Company’s core technology is the packaging and interconnecting of multi-chip microelectronics modules. Other technologies include light emitting and light sensitive materials and products, including light emitting diodes and silicon phototransistors used in the Company’s optoelectronic components and assemblies.

The Company provides power management and controls, sensors and displays, and optocouplers products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets.

The Company’s basic products and technologies include custom design hybrid microelectronic circuits, solid state relays and power controllers, custom optoelectronic assemblies and components, optocouplers, light-emitting diodes, hall-Effect devices, displays, power operational amplifiers, fiber optic components and assemblies, high temperature (200º C) products. Micropac’s products are primarily sold to original equipment manufacturers (OEM’s) who serve the following major markets:

•	Military/Aerospace – aircraft instrumentation, guidance and navigations systems, control circuitry, power supplies, laser positioning
•	Space – control circuitry, power monitoring and sensing
•	Industrial – power control equipment, robotics

The Company’s conducted an analysis of the products that we manufacture or contract to manufacture and found that 3TG are in substantially all of our products and are required for the functionality of the product.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

Micropac supports the Dodd-Frank Act’s objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. To that end, our suppliers are expected to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries.

Micropac Industries is a downstream company in the supply chain and its due diligence practices were tailored accordingly.

Micropac Industries conducted a reasonable country of origin inquiry (RCOI) of the Company major suppliers of components or materials that may contain conflict minerals to determine if the Company has reason to believe that the conflict minerals may have originated in the DRC or an adjoining country (the covered country).

The RCOI consisted of supplier surveys, including the “EICC/GeSI Conflict Minerals Reporting Template and resources provided by the Conflict-Free Sourcing Initiative (“CFSI”), including the Conflict-Free Smelter Program (“CFSP”).

The Company had 85% of the supplier base complete and returned the template.

Due Diligence Results

Based on the information provided by the Company supply chain and the Company’s due diligence process, the Company identified 253 Smelters or Refineries (SORs) used to process conflict minerals in the covered products.

The 330 SOR facilities that were identified pursuant to the due diligence process are set forth below.

Metal	Smelter Name	Smelter Country	Identification
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Marsam Metals	BRAZIL	CID002606
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	SAAMP	FRANCE	CID002761
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Italpreziosi	ITALY	CID002765
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Sai Refinery	INDIA	CID002853
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	JALAN & Company	INDIA	CID002893
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Safimet S.p.A	ITALY	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Sovereign Metals	INDIA	CID003383
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	PRG Dooel	NORTH MACEDONIA	CID002847
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Super Ligas	BRAZIL	CID002756
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448

The Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.

Metal	Smelter Country	Metal	Smelter Country
Gold	ANDORRA	Tantalum	BRAZIL
Gold	AUSTRALIA	Tantalum	CHINA
Gold	AUSTRIA	Tantalum	ESTONIA
Gold	BELGIUM	Tantalum	GERMANY
Gold	BRAZIL	Tantalum	INDIA
Gold	CANADA	Tantalum	JAPAN
Gold	CHILE	Tantalum	KAZAKHSTAN
Gold	CHINA	Tantalum	MEXICO
Gold	COLOMBIA	Tantalum	NORTH MACEDONIA
Gold	CZECHIA	Tantalum	RUSSIAN FEDERATION
Gold	FRANCE	Tantalum	THAILAND
Gold	GERMANY	Tantalum	UNITED STATES OF AMERICA
Gold	GHANA	Tin	BELGIUM
Gold	INDIA	Tin	BOLIVIA (PLURINATIONAL STATE OF)
Gold	INDONESIA	Tin	BRAZIL
Gold	ITALY	Tin	CHINA
Gold	JAPAN	Tin	INDIA
Gold	KAZAKHSTAN	Tin	INDONESIA
Gold	KOREA, REPUBLIC OF	Tin	JAPAN
Gold	KYRGYZSTAN	Tin	MALAYSIA
Gold	LITHUANIA	Tin	MYANMAR
Gold	MALAYSIA	Tin	PERU
Gold	MEXICO	Tin	PHILIPPINES
Gold	NETHERLANDS	Tin	POLAND
Gold	NEW ZEALAND	Tin	RWANDA
Gold	PHILIPPINES	Tin	SPAIN
Gold	POLAND	Tin	TAIWAN, PROVINCE OF CHINA
Gold	RUSSIAN FEDERATION	Tin	THAILAND
Gold	SAUDI ARABIA	Tin	UNITED STATES OF AMERICA
Gold	SINGAPORE	Tin	VIETNAM
Gold	SOUTH AFRICA	Tungsten	AUSTRIA

Gold	SPAIN	Tungsten	BRAZIL
Gold	SUDAN	Tungsten	CHINA
Gold	SWEDEN	Tungsten	GERMANY
Gold	SWITZERLAND	Tungsten	JAPAN
Gold	TAIWAN, PROVINCE OF CHINA	Tungsten	KOREA, REPUBLIC OF
Gold	THAILAND	Tungsten	PHILIPPINES
Gold	TURKEY	Tungsten	RUSSIAN FEDERATION
Gold	UGANDA	Tungsten	TAIWAN, PROVINCE OF CHINA
Gold	UNITED ARAB EMIRATES	Tungsten	UNITED STATES OF AMERICA
Gold	UNITED STATES OF AMERICA	Tungsten	VIETNAM
Gold	UZBEKISTAN
Gold	ZIMBABWE